UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2014

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7000 Shoreline Court, Suite 250, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2014 Corporate Bonus Plan.

On March 3, 2014, the independent members of the Board of Directors (the “Board”) of Veracyte, Inc. (the “Company”), on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved corporate goals for 2014 relating to a cash bonus plan for the 2014 fiscal year. Under the plan, eligible executive officers and employees are eligible to receive annual incentive compensation if the Company achieves the corporate goals approved by the Board. Such bonuses may be paid in cash, fully vested stock options or restricted stock, or any combination thereof, at the discretion of the independent members of the Board. Actual awards under the 2014 bonus plan could either exceed or be less than the targets established, as determined by the independent members of the Board in their discretion based on the recommendation of the Compensation Committee and based on corporate and individual performance

Corporate performance goals for 2014 are based on achievement of quarterly financial objectives, representing 72% of the overall objectives, an operational objective, representing 13% of the overall objectives, and a product development objective, representing 15% of the overall objectives. Funding of the bonus pool for the plan is dependent upon achieving a minimum level of annual revenues, and achievement in excess of such minimum threshold can result in funding of the bonus pool up to a maximum level of 150%.

As previously reported, on February 19, 2014, the independent members of the Board approved, on the recommendation of the Compensation Committee, bonus targets under the 2014 bonus plan for the named executive officers at the following percentages of their 2014 base salaries: Bonnie H. Anderson, 50%; Shelly D. Guyer, 30%; and Christopher M. Hall, 30%.

Item 8.01                                           Other Events.

The 2014 Annual Meeting of Stockholders of the Company will be held on May 19, 2014 at such place and time as will be set forth in the Company’s proxy statement. A stockholder proposal not included in the proxy statement for the 2014 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Company’s Secretary at the Company’s principal executive offices and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the stockholder’s notice must be so received by the Secretary not later than the close of business on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement of the date of such annual meeting was first made.  For the Company’s 2014 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions no later than March 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2014

VERACYTE, INC.

By	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer